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                                                         Exhibit 10(p)

               Agreement, dated November 14, 1996,
                    between PC Quote, Inc. and
               Physicians Insurance Company of Ohio



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                            AGREEMENT

     THIS AGREEMENT is made this 14th day of November, 1996, by and between PC Quote Inc., a Delaware corporation, and Physicians
Insurance Company of Ohio, an Ohio corporation ("PICO").

1.   AGREEMENT:

     A. PICO agrees to purchase from PC Quote a Convertible Subordinated Debenture in substantially the form attached hereto (the "Debenture") in the principal amount of $2,500,000 due December 31, 2001 with interest at an annual rate of one percent (1%) over the prime rate as announced from time to time by The Wall Street Journal. Principal will be payable in full on December 31, 2001. Interest shall accrue from the Closing Date and be payable semi-annually beginning January 1, 1998.
          Interest shall be payable in cash or, at the option of PICO, in shares of Common Stock of PC Quote at their fair market value at the time of such payment. The Debenture shall be convertible at the election of PICO at any time into 1,250,000 shares of Common Stock of PC Quote (the "Common Stock"), subject to adjustment as set forth therein; and the Debenture shall be redeemable by PC Quote solely at the conclusion of the Rights offering described below in paragraph 7 for 1,250,000 shares of Common Stock,

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          subject to adjustment.  The agreement also provides that
          PC Quote shall, (i) at the closing of the Debenture offering, provide for a five member Board of Directors composed of Ronald Langley, Louis Morgan, Paul DiBiasio, John Hart and Michael Ellis. Messrs. Morgan, DiBiasio and Langley are current members of the Board of Directors. Messrs. Hart and Ellis have been proposed as nominees to the Board by PICO; and (ii) establish an Executive Committee of the Board having full powers authorized by the Delaware General Corporation Law consisting of Louis Morgan, Ronald Langley and John Hart. The Debenture offering is expected to close on or before November 21, 1996.

2. REPRESENTATIONS AND WARRANTIES OF PC QUOTE: PC QUOTE hereby represents and warrants to PICO as follows:

     A. PC Quote presently has authorized 10,000,000 shares of Common Stock, of which 7,350,000 shares are outstanding, 1,000,000 shares are reserved for outstanding options under the Company's Incentive Stock Option Plan and up to 100,000 shares are reserved for issuance under the Company's Employee Stock Purchase Plan.

     B. PC Quote has taken all requisite corporate action to authorize the execution and delivery of this Agreement, the Debenture and the transactions contemplated hereby

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          and thereby, including the reservation of an aggregate of
          2,500,000 shares of Common Stock for issuance upon conversion of the Debenture and the Rights offering described in paragraph 7 below.

     C. The shares of Common Stock to be issued upon conversion or redemption of the Debenture and in payment of any interest thereon, when so delivered, will be duly and validly authorized, fully paid and non-assessable.

     D. Except as disclosed by the Company to PICO, the execution and delivery of this Agreement, the Debenture and the transactions contemplated hereby and thereby do not conflict with, or cause a default under, any material indenture, loan agreement, or other contract or agreement to which PC Quote is a party or by which its property may be bound or affected, nor any judgment or order of any court or governmental agency to which PC Quote or its property is subject; nor is the consent of any governmental agency required for PC Quote's execution and delivery of this Agreement, the Debenture or performance of the transactions contemplated hereby and thereby except for compliance with applicable federal and state securities laws.

3. CLOSING DATE: The Closing Date shall be November 21, 1996, at 10:00 o'clock Chicago time, at the Company's executive

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     offices in Chicago, Illinois or at such other time and place as the parties may agree.

4. PICO REPRESENTATIONS AND WARRANTIES: PICO represents and warrants to PC Quote as follows:

     A. PICO has taken all requisite corporate action to authorize the execution and delivery of this Agreement, the purchase of the Debenture and the transactions contemplated hereby and thereby, including its agreement in connection with the Rights offering described in paragraph 7 below.

     B. The execution and delivery of this Agreement, the purchase of the Debenture and the transactions contemplated hereby and thereby including its agreement in connection with the Rights offering described in paragraph 7 below, do not conflict with, or cause a default under, any material indenture, loan agreement, or other contract or agreement to which PICO is a party or by which its property may be bound or affected, nor any judgment or order of any court or governmental agency to which PICO or its property is subject; nor is the consent of any governmental agency required for PICO's execution and delivery of this Agreement, purchase of the Debenture or performance of the transactions contemplated hereby and thereby including PICO's agreement in connection with the Rights offering

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          described in paragraph 7 below, except requisite
          compliance with applicable federal and state securities laws.

5.   PICO INVESTMENT REPRESENTATIONS:

     PICO represents and warrants to PC Quote that (i) it is in receipt of PC Quote's Forms 10-Q for the periods ended March 31, 1996 and June 30, 1996 and the draft Form 10-Q for the quarter ended September 30, 1996; (ii) it is familiar with the business, prospects and financial condition of PC Quote; (iii) it understands that the Debenture and all shares of Common Stock to be received by it upon conversion or redemption of the Debenture or upon payment of interest will not be registered under applicable federal or state securities laws until such time as they are included in a Registration Statement filed by PC Quote with the Securities Exchange Commission; (iv) the Debenture and all such shares of Common Stock are being acquired by PICO for its own account, for investment purposes only, and not with a view to distribution or resale; (v) the Debenture and all such shares of Common Stock cannot be sold or transferred except under a registration statement, or applicable SEC exemption (such as Rule 144), and the Debenture and certificates for such shares will contain a legend to such effect; (vi) representatives of PICO have had an opportunity to review any additional documents requested and to ask

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     questions of, and receive answers from officers of PC Quote concerning this investment; (vii) PICO and its representatives have such knowledge and experience in financial and business matters that PICO is capable of evaluating the merits and risks of an investment in PC Quote; and (viii) PICO's financial situation is such that it can comfortably hold the Debenture and all the shares of Common Stock to be received for the required period without selling them and can even sustain a complete loss with respect to such Debenture and/or shares of Common Stock.

6. STOCKHOLDER APPROVAL: As promptly as practicable PC Quote agrees to prepare and submit for its shareholders' approval
     (i) an amendment to its Certification of Incorporation to increase its authorized shares of Common Stock to 20,000,000 shares and (ii) ratification of the transactions contemplated by this Agreement. Such shareholder approval may be by written consent of the holders of 51% of more of PC Quote's outstanding shares or at the 1997 annual shareholders' meeting.

7.   RIGHTS OFFERING:  PC Quote and PICO each agree as follows:

     A. PC Quote agrees to prepare and file with the Securities and Exchange Commission a Registration Statement (the "Registration Statement"), and use its best efforts to have such Registration Statement declared effective, for a Rights offering to be made pro rata to all its

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          Shareholders except PICO consisting of 1,250,000 shares
          of Common Stock at an exercise price of $2.00 per share. Such Rights will be non-transferrable, exercisable solely in cash, will expire 30 days after issuance, and will provide that PICO shall, at no cost to PICO, exercise for $2.00 cash per share any such Right which expires unexercised.

     B. PICO agrees within three (3) business days from receipt of written notice from PC Quote to such effect, to purchase for $2.00 cash all shares of Common Stock deliverable upon the exercise of all Rights which have expired unexercised.

     C. To the extent permissible under applicable Federal and State Securities Laws, PC Quote agrees to include in the Registration Statement those shares of Common Stock issuable to PICO upon conversion or redemption of the Debenture and any other shares of PC Quote common stock then owned by PICO.

                              PC QUOTE, INC.

                              By: /s/ Louis J. Morgan
                              --------------------------------
                              Its:  Chairman


                              PHYSICIANS INSURANCE COMPANY OF OHIO

                              By:  /s/ John R. Hart
                              --------------------------------
                              Its:  President & CEO

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                                                                  EXHIBIT C

                       Convertible Subordinated Debenture
                                 Due 2001


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